Exhibit 21.1
                                                                    ------------



                                 SUBSIDIARIES OF THE COMPANY


                                                            Jurisdiction of
             Name of Subsidiary                             Incorporation
             ------------------                             ---------------

             Conair Consumer Products Inc. .............    Ontario, Canada

             Conair Costa Rica, S.A. ...................    Costa Rica

             Conair Japan Corporation ..................    Japan

             Conair UK Limited .........................    England and Wales

             Continental Conair Limited ................    Hong Kong

             Continental Products, S.A. ................    France

             Cristal Gesellschaft fur Beteiligungen
               und Finanzierungen S.A. ................     Switzerland

             Cuisinarts-Sanyei Co., Ltd. ...............    Japan

             HERC Consumer Products, LLC ...............    Illinois

             Rusk, Inc. ................................    California